Exhibit 99.1
For Immediate Release

UPS RELEASES 2Q 2020 EARNINGS

•Consolidated Average Daily Volume Surged to Record 20.9% Growth
•2Q20 Diluted EPS of $2.03, Up 4.6%; Adjusted* Diluted EPS up 8.7% to $2.13
•YTD Cash from Operations of $5.9B; Adjusted Free Cash Flow of $3.9B

ATLANTA – July 30, 2020 – UPS (NYSE:UPS) today announced second-quarter 2020 consolidated revenue increased to $20.5 billion, a 13.4% increase from the second quarter of 2019. Net income was $1.8 billion for the quarter; adjusted net income was $1.9 billion, 8.8% above the same period in 2019. Operating profit was $2.2 billion, and adjusted operating profit was $2.3 billion, up 7.4% compared to last year’s second quarter.

Diluted earnings per share was $2.03 and adjusted diluted earnings per share was $2.13, up 8.7% from the same period last year. GAAP results included a pre-tax transformation charge of $112 million, equivalent to $0.10 per share. In the prior year period, GAAP results included a pre-tax charge for transformation costs of $21 million, equivalent to $0.02 per share.

“Our results were better than we expected, driven in part by the changes in demand that emerged from the pandemic, including a surge in residential volume, COVID-19 related healthcare shipments and strong outbound demand from Asia,” said Carol Tomé, UPS chief executive officer. “UPSers are keeping the world moving during this time of need and I want to thank our team for their hard work and outstanding efforts to serve our customers, our communities and each other.”

U.S. Domestic Segment

	2Q 2020	Adjusted 2Q 2020	2Q 2019	Adjusted 2Q 2019
Revenue	$13,074 M		$11,150 M
Operating profit	$1,182 M	$ 1,215 M	$1,208 M	$1,226 M

•Average daily volume increased 22.8%, reaching 21.1 million packages per day.
•Demand for residential delivery surged in the quarter, driving B2C shipment growth up 65.2%.
•Operating margin was 9.0%; adjusted operating margin was 9.3%.

International Segment

	2Q 2020	Adjusted 2Q 2020	2Q 2019	Adjusted 2Q 2019
Revenue	$3,705 M		$3,505 M
Operating profit	$771 M	$ 842 M	$663 M	$665 M

•Average daily volume grew 9.8%, driven by strong outbound demand from Asia and an increase in cross-border e-commerce in Europe.
•Operating margin was 20.8%; adjusted operating margin was 22.7%.

* “Adjusted” amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Supply Chain and Freight Segment

	2Q 2020	Adjusted 2Q 2020	2Q 2019	Adjusted 2Q 2019
Revenue	$3,680 M		$3,393 M
Operating profit	$259 M	$ 267 M	$272 M	$273 M

•Revenue increased 8.5%, driven by elevated air freight forwarding demand out of Asia, offset in part by weaker demand early in the quarter in the LTL and truckload brokerage units.
•Operating margin was 7.0%; adjusted operating margin was 7.3%.

Outlook

UPS is not providing revenue and diluted earnings per share guidance due to the uncertainty around the timing and pace of the economic recovery. The company is unable to predict the extent of the business impact or the duration of the coronavirus pandemic, or reasonably estimate its operating performance in future quarters.

“Using the scale and flexibility of our global integrated network, we successfully managed operational challenges throughout the quarter. Moving forward we are focusing on efficiency and revenue quality to improve U.S. operating margins longer term,” said Brian Newman, UPS chief financial officer. “Our liquidity and cash position remain strong, allowing us to invest in enabling capabilities through this time of unprecedented business disruption.”

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 2) or investor@ups.com

# # #

Conference Call Information

UPS CEO Carol Tomé and CFO Brian Newman will discuss second-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, July 30, 2020. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. UPS is committed to operating more sustainably – for customers, the environment and the communities we serve around the world. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. UPS was awarded America’s Best Customer Service company for Shipping and Delivery services by Newsweek magazine; Fortune magazine’s Most Valuable Brand in Transportation; and top rankings on the JUST 100 list for social responsibility, the Dow Jones Sustainability World Index, and the Harris Poll Reputation Quotient, among other prestigious rankings and awards. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at ups.com/longitudes The company’s sustainability eNewsletter, UPS Horizons, can be found at ups.com/sustainabilitynewsletter. Learn more about our sustainability efforts at ups.com/sustainability. To get UPS news direct, follow @UPS_News on Twitter. To ship with UPS, visit ups.com/ship.

Forward-Looking Statements

This release, our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission contain and refer to “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and variations thereof, and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

From time to time, we also include forward-looking statements in other publicly disclosed materials. Such statements may relate to our intent, belief and current expectations about our strategic direction, prospects and future results, and give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience, present expectations or anticipated results. These risks and uncertainties, many of which are outside of our control, include, but are not limited to: uncertainties related to the impact of the COVID-19 pandemic on our business and operations, financial condition, financial results and financial position, our customers and suppliers, and on the global economy; changes in general economic conditions, in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; changes in the complex and stringent regulation in the U.S. and internationally (including tax laws and regulations); increased physical or data security requirements that may increase our costs of operations and reduce operating efficiencies; legal, regulatory or market responses to global climate change; results of negotiations and ratifications of labor contracts; strikes, work stoppages or slowdowns by our employees; the effects of changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities; changes in exchange rates or interest rates; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; our ability to maintain the image of our brand; breaches in data security; disruptions to the Internet or our technology infrastructure; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; our ability to accurately forecast our future capital investment needs; exposure to changing economic, political and social developments in international and emerging markets; changes in business strategy, government regulations, or economic or market conditions that may result in substantial impairment of our assets; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; potential additional tax liabilities in the U.S. or internationally; the potential for various claims and litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; our ability to realize the anticipated benefits from acquisitions, joint ventures or strategic alliances; our ability to realize the anticipated benefits from our transformation initiatives; cyclical and seasonal fluctuations in our operating results; our ability to manage insurance and claims expenses; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of information contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including "adjusted" compensation and benefits, operating profit, operating margin, other income (expense), income before income taxes, income tax expense, effective tax rate, net income and earnings per share. We also supplement the reporting of revenue, revenue per piece and operating profit with non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, and capital expenditures including principal repayments of capital lease obligations. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.”

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results and cash flows and assessing our ongoing performance, because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. These non-GAAP measures are used internally by management for business unit operating performance analysis, business unit resource allocation and in connection with incentive compensation award determinations.

Costs Related to Restructuring Programs; Transformation Strategy Costs

Non-GAAP operating profit, operating margin, pre-tax income, net income and earnings per share exclude the impact of costs related to restructuring programs, including Transformation strategy costs. We believe this provides a useful comparison of year-to-year financial performance without considering the short-term impact of restructuring costs.

Impact of Changes in Foreign Currency Exchange Rates and Hedging Activities

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Impact of Changes in Pension Discount Rates

Non-GAAP pension discount rate-neutral operating profit excludes the period over period impact of discount rate changes on pension service cost. Effective January 1, 2020, we began evaluating our segments using pension discount rate-neutral operating profit in addition to our current segment operating profit measure.

Pension discount rate-neutral operating profit is calculated by discounting the value of benefits attributable to employee service in the current period utilizing the prior year discount rate applicable to each of our company-sponsored defined benefit plans. The difference between this derived amount and the current period reported service cost is the period over period impact of pension discount rate movements on operating profit.

Free Cash Flow and Adjusted Capital Expenditures

We believe free cash flow, free cash flow excluding discretionary pension contributions and free cash flow adjusted for principal repayments of finance lease obligations are important indicators of how much cash is generated by regular business operations and we use them as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. Additionally, we believe that adjusting capital expenditures for principal repayments of finance lease obligations more appropriately reflects the overall cash that we have invested in capital assets. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. Free cash flow excluding discretionary pension contributions adds back any discretionary pension contributions made during the period.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP and Non-GAAP Income Statement
(in millions, except per share amounts):

Three Months Ended June 30, 2020

	As-Reported (GAAP)	Transformation Strategy Costs(1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,182	$33	$1,215
International Package	771	71	842
Supply Chain & Freight	259	8	267
Total operating profit	$2,212	$112	$2,324

Income before income taxes	$2,357	$112	$2,469

Income tax expense	$589	$29	$618

Net income	$1,768	$83	$1,851

Diluted earnings per share	$2.03	$0.10	$2.13
(1) Reflects other employee benefits costs of $81 million and other costs of $31 million.

Six Months Ended June 30, 2020

	As-Reported (GAAP)	Transformation Strategy Costs(1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,546	$70	$1,616
International Package	1,322	78	1,400
Supply Chain & Freight	416	9	425
Total operating profit	$3,284	$157	$3,441

Income before income taxes	$3,607	$157	$3,764

Income tax expense	$874	$39	$913

Net income	$2,733	$118	$2,851

Diluted earnings per share	$3.14	$0.14	$3.28

(1) Reflects other employee benefits costs of $93 million and other costs of $64 million.

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Three Months Ended June 30
	2020 As-Reported (GAAP)	2019 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2020 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.37	$6.63	(3.9)%	$0.16	$6.53	(1.5)%
Export	28.56	30.06	(5.0)%	0.18	28.74	(4.4)%
Total International Package	$16.73	$17.41	(3.9)%	$0.17	$16.90	(2.9)%

Consolidated	$10.63	$11.21	(5.2)%	$0.02	$10.65	(5.0)%

Revenue:
U.S. Domestic Package	$13,074	$11,150	17.3%	$—	$13,074	17.3%
International Package	3,705	3,505	5.7%	38	3,743	6.8%
Supply Chain & Freight	3,680	3,393	8.5%	52	3,732	10.0%
Total revenue	$20,459	$18,048	13.4%	$90	$20,549	13.9%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2020 As-Adjusted Currency Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,215	$1,226	(0.9)%	$—	$1,215	(0.9)%
International Package	842	665	26.6%	(8)	834	25.4%
Supply Chain & Freight	267	273	(2.2)%	(7)	260	(4.8)%
Total operating profit	$2,324	$2,164	7.4%	$(15)	$2,309	6.7%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Six Months Ended June 30

	2020 As-Reported (GAAP)	2019 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2020 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.41	$6.56	(2.3)%	$0.13	$6.54	(0.3)%
Export	28.45	29.40	(3.2)%	0.13	28.58	(2.8)%
Total International Package	$16.61	$17.10	(2.9)%	$0.13	$16.74	(2.1)%

Consolidated	$10.74	$11.15	(3.7)%	$0.02	$10.76	(3.5)%

Revenue:
U.S. Domestic Package	$24,530	$21,630	13.4%	$—	$24,530	13.4%
International Package	7,088	6,964	1.8%	57	7,145	2.6%
Supply Chain & Freight	6,876	6,614	4.0%	100	6,976	5.5%
Total revenue	$38,494	$35,208	9.3%	$157	$38,651	9.8%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2020 As-Adjusted Currency Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As- Adjusted Operating Profit:
U.S. Domestic Package	$1,616	$1,920	(15.8)%	$—	$1,616	(15.8)%
International Package	1,400	1,277	9.6%	(30)	1,370	7.3%
Supply Chain & Freight	425	484	(12.2)%	(6)	419	(13.4)%
Total operating profit	$3,441	$3,681	(6.5)%	$(36)	$3,405	(7.5)%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Pension Discount Rate Neutral Operating Profit and Margin
(in millions):

Three Months Ended June 30
	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,215	$1,226	(0.9)%	$63	$1,278	4.2%
International Package	842	665	26.6%	4	846	27.2%
Supply Chain & Freight	267	273	(2.2)%	6	273	—%
Total operating profit	$2,324	$2,164	7.4%	$73	$2,397	10.8%

	2020 As-Adjusted (Non-GAAP) (1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
As-Adjusted Operating Margin
U.S. Domestic Package	9.3%	11.0%	(1.7)%	0.5%	9.8%	(1.2)%
International Package	22.7%	19.0%	3.7%	0.1%	22.8%	3.8%
Supply Chain & Freight	7.3%	8.0%	(0.7)%	0.1%	7.4%	(0.6)%
Total operating margin	11.4%	12.0%	(0.6)%	0.3%	11.7%	(0.3)%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period impact of discount rates on pension service cost

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Pension Discount Rate Neutral Operating Profit and Margin
(in millions):

Six Months Ended June 30
	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,616	$1,920	(15.8)%	$125	$1,741	(9.3)%
International Package	1,400	1,277	9.6%	8	1,408	10.3%
Supply Chain & Freight	425	484	(12.2)%	14	439	(9.3)%
Total operating profit	$3,441	$3,681	(6.5)%	$147	$3,588	(2.5)%

	2020 As- Adjusted (Non-GAAP) (1)	2019 As-Adjusted (Non-GAAP) (1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP) (2)	% Change (Non-GAAP)
As-Adjusted Operating Margin
U.S. Domestic Package	6.6%	8.9%	(2.3)%	0.5%	7.1%	(1.8)%
International Package	19.8%	18.3%	1.5%	0.1%	19.9%	1.6%
Supply Chain & Freight	6.2%	7.3%	(1.1)%	0.2%	6.4%	(0.9)%
Total operating margin	8.9%	10.5%	(1.6)%	0.4%	9.3%	(1.2)%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period impact of discount rates on pension service cost

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Liquidity Measures
(in millions):

Six Months Ended June 30

Reconciliation of Adjusted Capital Expenditures and Free Cash Flow (Non-GAAP measures)

2020

Cash flows from operating activities (GAAP)	$5,947
Capital expenditures	(2,065)
Principal repayments of finance lease obligations	(33)
Adjusted capital expenditures (Non-GAAP measure)	$(2,098)
Proceeds from disposals of PP&E	2
Net change in finance receivables	16
Other investing activities	(6)
Adjusted free cash flow (Non-GAAP measure)	$3,861

Amounts are subject to reclassification.